UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2014

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On April 1, 2014, Exelon Corporation (Exelon), Exelon Generation Company LLC (Generation), Electricité de France, S.A. (EDF), EDF Inc. (EDFI), Constellation Energy Nuclear Group LLC (CENG), and subsidiaries of Generation and CENG executed and delivered the various agreements contemplated by the Master Agreement dated July 29, 2013 that was previously reported in the Form 8-K filed by Exelon and Generation on July 29, 2013.

On April 1, 2014, Generation, CENG and subsidiaries of CENG executed a Nuclear Operating Services Agreement (NOSA). Under the NOSA, Generation will operate the nuclear generation fleet owned by CENG subsidiaries. In addition, Exelon and Generation will provide corporate and administrative services for the remaining life of the CENG nuclear plants as if they were a part of the Generation nuclear fleet, subject to EDFI’s rights as a member of CENG. CENG will reimburse Generation for its direct and allocated costs for such services.

On April 1, 2014, Generation made a $400 million loan to CENG bearing interest at 5.25% per annum, payable out of specified available cash flows of CENG. Immediately following receipt of the proceeds of such loan, CENG made a $400 million special distribution to EDFI.

On April 1, 2014, the parties executed a Fourth Amended and Restated Operating Agreement for CENG, pursuant to which, among other things, CENG committed to make preferred distributions to Generation (after repayment of the $400 million loan from Generation) quarterly out of specified available cash flows, until Generation has received aggregate distributions of $400 million plus a return of 8.5% per annum from the date of the special distribution to EDFI.

On April 1, 2014, Generation and EDFI entered into a Put Option Agreement pursuant to which EDFI will have an option, exercisable beginning in 2016 and thereafter until June 30, 2022, to sell its 49.99% interest in CENG to Generation for a fair market value price determined by agreement of the parties, or absent agreement, a third party arbitration process. The beginning of the exercise period will be accelerated if Exelon’s affiliates cease to own a majority of CENG and exercise a related right to terminate the Nuclear Operating Services Agreement. In addition, under limited circumstances, the period for exercise of the put option may be extended for 18 months.

On April 1, 2014, Generation executed an Indemnity Agreement pursuant to which Generation will indemnify EDF and its affiliates against third party claims that may arise from any future nuclear incident (as defined in the Price Anderson Act) in connection with the CENG nuclear plants or their operations. Exelon has guaranteed Generation’s obligations under this indemnity.

As a condition to obtaining regulatory approval for the transaction from the Nuclear Regulatory Commission, Exelon executed a Support Agreement pursuant to which Exelon may be required under specified circumstances to provide up to $245 million of financial support to CENG. The Exelon Support Agreement was provided in substitution for a previous support agreement under which Generation had agreed to provide up to $205 million of financial support for CENG. In addition, Exelon executed a Guarantee pursuant to which Exelon may be required under specified circumstances to provide up to $165 million in additional financial support for CENG. A previous Support Agreement executed by an affiliate of EDF remains in effect; under this Support Agreement the EDF affiliate may be required to provide up to approximately $145 million of financial support for CENG under specified circumstances.

Prior to the transfer of the operating license and corresponding operational control to Exelon, Exelon and Generation continued to account for their investment in CENG under the equity method of accounting. Due to changes in energy prices, discount rates and other factors, Exelon and Generation are currently evaluating whether there has been an other than temporary decline in the fair value of their investment in CENG as of March 31, 2014 that could result in an impairment of Exelon’s and Generation’s investment in CENG, which could be material. However, as of the date of filing of this Current Report on Form 8-K, management is unable to conclude whether there has been an impairment or to make a determination of an estimate of the amount or range of amounts of an impairment charge, if any. Management currently expects to finalize this assessment, and if required, record any impairment expense as part of the first quarter 2014 results. We anticipate such charges to be excluded from adjusted (non-GAAP) operating earnings.

The transfer of the operating licenses and corresponding operational control to Exelon and Generation results in Exelon and Generation consolidating the financial position and results of operations of CENG, effective on April 1, 2014. As a result, Exelon and Generation will derecognize their equity method investment in CENG and record all assets, liabilities and the non-controlling interest in CENG at fair value on Exelon and Generation’s balance sheets. Any difference between the investment in CENG as of March 31, 2014 (after the aforementioned potential impairment) and newly recorded fair value at April 1, 2014 will be recognized as a gain or loss upon consolidation, which could be material to Exelon’s and Generation’s results of operations.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and Exelon Generation Company, LLC (the “Registrants”). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer Exelon Generation Company, LLC

April 1, 2014